Exhibit 99.1

Echo Therapeutics Adds New Member to Board of Directors

Philadelphia, PA – February 28, 2014 – Echo Therapeutics, Inc. (Nasdaq: ECTE) (“Echo”), a medical device company developing its Symphony® CGM System as a non-invasive, wireless continuous glucose monitoring system, today announced that Michael M. Goldberg, M.D., has been appointed to Echo’s Board of Directors.

“We are pleased to welcome Michael to the Board of Directors and look forward to working with him to optimize shareholder value,” commented Robert F. Doman, Executive Chairman and Interim CEO of Echo Therapeutics, Inc. “Michael’s extensive capital markets and executive level industry experience will greatly benefit the company as we execute on our short-term objectives and position ourselves for future growth.”

“I am pleased to be joining the Echo board to advance a collaborative relationship with the company. I have been excited by the Echo technology for seven years and I believe this technology has the potential to become a major force in the large and emerging market for continuous glucose monitoring. I also believe that the proprietary technology can find uses beyond traditional glucose monitoring,” said Dr. Goldberg. “I look forward to working with the Echo team to enable Echo’s shareholders to realize the value I think is inherent in this technology.”

Dr. Goldberg was a Managing Partner of Montaur Capital Partners from January 2007 to December 2013. Prior to that, Dr. Goldberg was with Emisphere Technologies, Inc., serving as Chief Executive Officer from August 1990 to January 2007, Chairman of the Board of Directors from November 1991 to January 2007, and President from August 1990 to October 1995. Before joining Emisphere, Dr. Goldberg served as Vice President of The First Boston Corp., where he was a founding member of the Healthcare Banking Group. Dr. Goldberg currently serves on the board of Navidea Biopharmaceuticals. He has been a Director of Alliqua, Inc., Urigen Pharmaceuticals, Inc., Adventrx Pharmaceuticals Inc. and several private companies. Dr. Goldberg received a B.S. from Rensselaer Polytechnic Institute, an MD from Albany Medical College of Union University and an MBA from Columbia University Graduate School of Business.

About Echo Therapeutics

Echo Therapeutics is developing the Symphony CGM System as a non-invasive, wireless, continuous glucose monitoring system for use initially in the critical care setting. A significant longer-term opportunity may also exist for Symphony to be used in the hospital beyond the critical care setting, as well as in patients with diabetes in the outpatient setting. Echo has also developed its needle-free skin preparation device, the Prelude® SkinPrep System, as a platform technology to enhance delivery of topical pharmaceuticals.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts, including the development of Symphony for uses beyond glucose monitoring and future growth of the market for continuous glucose monitoring, may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo's ongoing studies, including the safety and efficacy of Echo's Symphony CGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony CGM System, Echo's ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners' ability to develop, market and sell the Symphony CGM System, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony CGM System. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:

Christine H. Olimpio

Director, Investor Relations and Corporate Communications

(215) 717-4104

colimpio@echotx.com

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